U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2015

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor

New York, NY 10174

(Address of principal executive offices)

Telephone: (917) 368-8480

Facsimile: (917) 368-8005

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2015, we and M Cubed Holdings Limited, a corporation formed under the laws of South Africa (the “Purchaser”), entered into the Share Purchase Agreement (the “Share Purchase Agreement”), under which the Purchaser agreed to purchase 1,676,000 shares of our Conversion Shares (as defined in the Share Purchase Agreement in Section 2.1), par value $0.001 per share, in exchange for the cancellation in full of loan indebtedness of ZAR 3,542,204, including interest and loan fees, due from our subsidiary, SurePure Marketing South Africa Pty Ltd (“SPMSA”). SPMSA and the Purchased had entered into the loan agreement under which the Purchaser has loaned ZAR 2,000,000 to SPMSA on April 17, 2013.

The share purchased and to be purchased by the Purchaser are restricted shares and bear a restrictive legend. The Share Purchase Agreement provides that during the period ending August 10, 2016 we will register the Conversion Shares for resale as part of certain registration statements that we file with the Securities and Exchange Commission for the resale of shares of our Common Stock by other shareholders.

The Share Purchase Agreement provides that we will use the proceeds of the shares for our working capital purposes.

In the Share Purchase Agreement, the Purchaser represented to us that it was not a “U. S. Person” within the meaning of Regulation S promulgated under the Securities Act of 1933 as amended. The Purchaser also represented that it was not acquiring the shares for the benefit of any U. S. Person, that it will be the sole beneficial owner of the shares and that it has not prearranged any sale to any persons in the United States. On the basis of the representations and warranties made by the Purchaser in the Share Purchase Agreement, we believe that the sale of shares of our Common Stock under the Share Purchase Agreement is exempt from the registration requirements of the Securities Act.

The foregoing description of the Share Purchase Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.44, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale of securities by us under the Share Purchase Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.44	Share Purchase Agreement, dated August 10, 2015, between SurePure, Inc. and M Cubed Holdings Limited

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC.

(Registrant)

Date: August 13, 2015	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.44	Share Purchase Agreement, dated August 10, 2015, between SurePure, Inc. and M Cubed Holdings Limited.